AMENDMENT TO THE CLEARWATER PAPER CORPORATION MANAGEMENT DEFERRED COMPENSATION PLAN
The Clearwater Paper Corporation Management Deferred Compensation Plan, as amended and restated as of January 1, 2016 (the “Plan”), is hereby amended as follows effective as of May 1, 2020:
Section 5(b) of the Plan is hereby amended to read as follows:
(b) At the time of an Employee’s initial election to defer base salary or an award under the AIP, the Employee shall file an election which shall indicate whether such deferred Compensation shall be paid in a lump sum or paid in annual installments over a period of fifteen (15) or fewer years. Installment payments under the Plan shall be treated as a single distribution for purposes of Section 409A of the Code. An Employee who elects to participate in the Plan for Plan Years beginning prior to January 1, 2014 shall have only one form of payment election in effect for all amounts deferred under the Plan in such Plan Years. For amounts deferred in any Plan Year beginning on or after January 1, 2014 and prior to January 1, 2016, an Employee who elects to participate in the Plan for such Plan Year shall be permitted to make a separate form of payment election for all amounts to be deferred in such Plan Year. For any Plan Year beginning on or after January 1, 2016, an Employee who elects to participate in the Plan for such Plan Year shall be permitted to make one form of payment election for all base salary to be deferred in such Plan Year and a separate form of payment election for any AIP award to be deferred in such Plan Year. An Employee’s form of payment elections in effect for any Plan Year shall remain in effect for similar amounts (base salary or AIP awards) deferred in each subsequent Plan Year unless and until the Employee makes a new form of payment election in the manner prescribed by the Committee; provided, however, that for any election to defer an AIP award or base salary submitted on or after May 1, 2020, the Employee shall be required to submit a separate form of payment election for the amount to be deferred (or allow the default form of payment described in the next sentence to apply). Deferred Compensation shall be distributed in a single lump sum payment unless the Employee elects otherwise.
To record adoption of this Amendment, Clearwater Paper Corporation has caused its authorized officer to execute the same.

Date: 6/25/20  CLEARWATER PAPER CORPORATION

             By: Kari G. Moyes      Name: Kari G. Moyes      Title: Senior Vice President, Human Resources

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